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                                                                Exhibit 10.34

                              CLASS A COMMON STOCK
                               PURCHASE AGREEMENT


         AGREEMENT, dated as of the 7th day of July 1998, by and between iName, Inc. (formerly named GlobeComm, Inc.), a Delaware corporation with its principal place of business at 11 Broadway, Suite 660, New York, New York (the "Company") and CNN Interactive, a division of Cable News Network, Inc., a Delaware corporation, with its principal place of business at One CNN Center, Atlanta, Georgia (the "Purchaser"). The Company and the Purchaser are collectively referred to as the "Parties."

         WHEREAS, the Company and Purchaser are parties to the Agreement Between iName and CNN dated July 7, 1998 (the "Underlying Agreement").

         WHEREAS, pursuant to section 4.6 of the Underlying Agreement, the Company is required to issue to Purchaser 126,766 shares of Class A Common Stock of the Company upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the promises and mutual agreements hereinafter contained, the Parties hereto do hereby agree as follows:

SECTION 1.        DEFINITIONS AND TERMS

         1.1. DEFINITIONS. The following terms, as used herein, shall have the following meanings:

         "Act" means the Securities Act of 1933, as amended.

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person.

         "Agreement" means this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

         "Agreement Date" means the date of the Underlying Agreement.

         "Amended and Restated Certificate of Incorporation" shall mean the document attached as Exhibit A as the same may be modified and amended in accordance with its terms.

         "Class A Common Stock" means the sixteen million (16,000,000) shares of Class A Common Stock that the Company is authorized to issue by way of the Amended and Restated Certificate of Incorporation.

         "Class A Preferred Stock" means the six million (6,000,000) shares of Class A Preferred

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Stock that the Company is authorized to issue by way of the Amended and
Restated Certificate of Incorporation..

         "Class B Common Stock" means the five million (5,000,000) shares of Class B Common Stock that the Company is authorized to issue by way of the Amended and Restated Certificate of Incorporation..

          "Company Stock" means any shares of any class of authorized capital stock in the Company.

         "Effective Date" means the date of this Agreement.

         "Permitted Transferee" with respect to each Purchaser, means an Affiliate of such Purchaser.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Purchaser" has the meaning set forth in the preface above, and shall include, with respect to Purchaser, such Purchaser's Permitted Transferee.

         "SEC" means the Securities and Exchange Commission.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (A) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (B) purchase money liens securing rental payments under capital lease arrangements, and (C) liens, charges, encumbrances, easements, rights-of-way, building and use restrictions, exceptions, reservations and limitations that do not in any material respect adversely detract from the value of the property subject thereto or materially impair the operation of the Company.

         "Shares" means the 126,766 shares of Class A Common Stock issued to the Purchaser pursuant to this Agreement (adjusted for any stock splits, stock dividends or recapitalizations since the Agreement Date).

         1.2. OTHER TERMS. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement or as set forth in the Underlying Agreement.

         1.3. OTHER DEFINITIONAL PROVISIONS. The words herein, hereof, hereto and hereunder and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and in such gender, as the sense and circumstances require.

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SECTION 2.        BASIC TRANSACTION

         2.1. SALE OF SHARES. Subject to the terms and conditions of this Agreement, in consideration for the Purchaser entering into the Underlying Agreement, on the Effective Date, the Company shall have authorized and shall issue and transfer to Purchaser the Shares. The Shares shall have the rights, preferences and privileges set forth in the Amended and Restated Certificate of Incorporation.

         2.2. ACTIONS ON THE AGREEMENT DATE. On the Effective Date, the Company shall issue to Purchaser the Shares in the name of the Purchaser by delivering the certificates for the Shares duly issued, and such other instruments as shall reasonably be required by the Purchaser to grant to the Purchaser all rights, title and interest in the Shares.

         2.3. PURCHASE PRICE OF THE SHARES. The Company and the Purchaser hereby acknowledge and agree that the value of each share of Class A Common Stock issued in accordance with this Agreement shall be ten dollars ($10.00).

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure schedule of the Company accompanying this Agreement (the "Disclosure Schedule") which will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3, the Company represents and warrants to Purchaser as follows.

         3.1. ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

         3.2. CAPITALIZATION. The total number of shares of all classes of stock that the Company is authorized to issue as of the Effective Date is twenty seven million (27,000,000), consisting of (i) sixteen million (16,000,000) shares of Class A Common Stock with a par value of one cent ($.01) per share, of which 2,050,122 shares are issued and outstanding, (ii) six million (6,000,000) shares of Class A Preferred Stock with a par value of one cent ($.01) per share, of which 3,092,500 shares are issued and outstanding, and (iii) five million (5,000,000) shares of Class B Common Stock with a par value of one cent ($.01) per share, of which 5,000,000 are issued and outstanding.

         3.3. OUTSTANDING STOCK. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. The

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Company is not and shall not be obligated to redeem or repurchase any shares of capital stock of the Company, securities convertible into such shares, options or warrants to purchase such shares, except as expressly contemplated by the Amended and Restated Certificate of Incorporation in effect as of the Effective Date. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock.

         3.4. SUBSIDIARIES. The Company does not presently own or control, within the meaning of Section 15 of the Act, any other corporation, association, or business entity.

         3.5. AUTHORIZATION OF TRANSACTION. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its respective terms and conditions.

         3.6. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated thereby, will, alone or merely with the passage of time, (A) violate the Company's Amended and Restated Certificate of Incorporation, Bylaws, any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court applicable to the Company, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, or (C) result in the imposition of any Security Interest upon any of its properties or assets.

         3.7. VALIDITY OF SECURITIES. The Shares, issued, sold, and delivered in accordance with the terms of this Agreement have been duly and validly issued, fully paid, and nonassessable, and shall not be subject to any preemptive rights or liens, claims, or encumbrances other than restrictions on transfer under federal or state securities laws, and assuming the accuracy of each Purchaser's representations and warranties, have been issued in compliance with all applicable federal and state securities laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would adversely effect said compliance.

         3.8. PROPERTY AND ASSETS. The Company has good and marketable title to all of its properties and assets, and good and valid interest as lessee in all properties held under lease, held in each case subject to no Security Interest. With respect to the properties and assets it leases, the Company is in compliance with the terms of such leases.

         3.9. INSURANCE. The Company maintains and keeps in force, with good and responsible insurance companies adequate amounts of fire, public liability, property damage, workers' compensation, and such other insurance as is usual and customary in the type of business conducted by the Company.

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         3.10. BROKERS' FEES. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         3.11. GOVERNMENTAL CONSENTS; COMPLIANCE WITH LAWS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local government authority is required on the part of the Company in connection with the consummation of the transactions contemplated thereby. The Company is in compliance with all applicable laws, regulations and orders, except for any noncompliance which would, individually or in the aggregate, not have a material adverse effect on the business or financial condition of the Company.

         3.12. PATENTS; TRADEMARKS. The Company has all necessary right, title and ownership of all patents, trademarks, service marks, trade names, copyrights, licenses, information, proprietary rights, domain names and processes, used in its business or operations without any conflict with the rights of others. A list of all of the Company's domain names is set forth in the Disclosure Schedule. The Company is able to obtain on reasonable terms all permits, licenses and other authority necessary for the lawful conduct of its business.

         3.13. INVESTMENT COMPANY. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         3.14. DISCLOSURE; GOOD FAITH ASSUMPTIONS. The Company has fully provided Purchaser with all the information which Purchaser has requested in deciding whether to purchase the Shares to be purchased hereunder. The materials, information and projections presented to the Purchaser have been prepared in a good-faith effort by the Company to describe the Company's present and proposed products, operations, and projected growth and the Company is not aware of any materially misleading statement or omissions therein. While the projections were made by management in good faith based on factual assumptions believed to be true, no representations are made in respect to the accuracy or reliability of such projections.

         3.15. NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the written representations and warranties set forth herein, neither the Company nor any other Person makes any express or implied representation or warranty on behalf of the Company, and the Company hereby disclaims any such representation or warranty whether made by Company, its Affiliates, officers, directors, shareholders, employees, agents or representative or any other Person.

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Company as follows.

         4.1. INVESTMENT REPRESENTATION. The Purchaser acknowledges that it is aware that the

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Shares have not been registered under the Act. The Purchaser represents and warrants to the Company that the Purchaser is acquiring the Shares for investment purposes and not with a view to or for sale in connection with any distribution thereof or with any present intention of selling the Shares in connection with any distribution thereof or with any present intention of selling the Shares in connection with a distribution.

         4.2. RESTRICTED SECURITIES. The Purchaser is an "accredited investor" as defined in Rule 501(a)(5) promulgated under the Act. The Purchaser understands that the Shares will be "restricted securities" under applicable federal securities laws and the rules of the SEC promulgated thereunder. The Purchaser acknowledges that the Purchaser may dispose of such Shares only pursuant to an effective registration statement under the Act or an exemption from registration if available. The Purchaser further understands that the Company has no obligation or intention to register the sale of the Shares or take any other action so as to permit sales pursuant to the Act. The Purchaser further understands that applicable state securities laws may impose additional constraints upon the sale of securities.

         4.3. LEGENDS. The Purchaser understands that the certificates evidencing the Shares may bear the following legend:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be offered, sold, transferred, pledged, or hypothecated in the absence of an effective registration statement for the shares under the Act and under any applicable state securities laws, or an exemption therefrom evidenced by an opinion of counsel to the Company that such registration is not required as to such sale or offer. The stock transfer agent has been ordered to effectuate transfers of this certificate only in accordance with the above instruction."

         4.4. DUE DILIGENCE INVESTIGATION. The Purchaser and its advisors have received all information and data that the Purchaser and such advisors believe to be necessary in order to reach an informed decision as to the advisability of the investment in the Company pursuant to the transactions contemplated by this Agreement.


SECTION 5.                 MISCELLANEOUS

         5.1. SURVIVAL. Except as set forth in this section, for a period of one
(1) year subsequent to the Effective Date, the warranties and representations of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement; provided, however, that the warranties and representations set forth in Sections 3.2, 3.7 and 3.8, shall survive indefinitely.

         5.2. NO THIRD PARTY BENEFICIARIES. Except as set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties (including the Permitted Transferees of the Shares).

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Nothing herein is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement. Subject to the terms set forth herein, Purchaser shall be entitled to convey, transfer and assign all or any portion of the Purchaser's Shares to its Permitted Transferees. In the event of any such transfer, assignment or conveyance to any such person, such person shall, for all purposes, be considered a Purchaser under this Agreement.

         5.3. LOCK-UP PERIOD. Purchaser agrees that it shall not, to the extent requested by the underwriter of the Company, sell or otherwise transfer or dispose of any Registrable Securities or any securities of the same or similar class as securities being registered by the Company during the one hundred eighty (180) day period following the effective date of a registration statement filed by the Company; provided, however, that (A) such agreement shall be applicable only to the first registration statement of the Company that covers shares of the Company to be sold to the public in an underwritten offering, (B) the holders of Class B Common Stock and the holders of at least ninety percent (90%) of Class A Common Stock are subject to identical or substantially similar time restrictions, (C) all officers and directors of the Company and all other persons with registration rights enter into similar agreements, and (D) nothing contained herein shall prohibit any holder of Company Stock from transferring any Registrable Securities to a trust established for estate planning purposes.

         5.4 PUBLIC ANNOUNCEMENTS. Except as required by law, neither party hereto will make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party.

         5.5. DEFAULT. In the event a Party fails to comply with the terms of this Agreement, any other Party to this Agreement shall be entitled to any relief or remedy that may be available pursuant to this Agreement or at law or equity.

         5.6. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect the construction and interpretation of this Agreement.

         5.7. SEVERABILITY. The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         5.8. EXECUTION OF DOCUMENT. Each of the Parties hereto agrees to execute and deliver, without cost or expense to any other Party, any and all such further instruments or documents and to take any and all such further action reasonably requested by such other of the Parties hereto as may be necessary in order to effectuate this Agreement and the interests and purposes thereof.

          5.9. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

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          5.10. CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

          5.11. BINDING EFFECT. This Agreement shall not be assigned without the prior written consent of the Company and the Purchaser; provided, however, that in connection with a sale, conveyance, assignment or transfer by Purchaser of the Shares to any person, such person may, except as provided herein, convey, assign or transfer its rights and obligations hereunder to such person without the consent of the Company to the extent relating to such Shares. This Agreement shall be binding upon and inure to the benefit of the Parties, their heirs, personal representatives, successors, and permitted assignees

          5.12. ENTIRE AGREEMENT. This Agreement (including the Disclosure Schedule and any and all Exhibits and Schedules hereto) contains the entire agreement of the Parties with respect to the subject matters set forth herein or therein. The Parties are not bound by any oral statements that are made outside of this Agreement.

          5.13. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of the conflict of laws thereof.

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         WHEREAS, the Parties have executed this Agreement as of the date first above written:


         iName, Inc.


         /s/ Gary Millin
         ----------------------
         By:      Gary Millin
         Title:   President



         Purchaser

         CNN Interactive, a division of Cable News Network, Inc.



         /s/ Louis Lettes
         ----------------------
         By: Louis Lettes
         Title: VP Business Development

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